EXHIBIT 99.1

Nanophase Reports Third Quarter 2013 Financial Results

The Company's Financial Conference Call is Scheduled for October 31, 2013 at 11am EDT

ROMEOVILLE, Ill., Oct. 30, 2013 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the third quarter and nine month periods ended September 30, 2013.

Nanophase CEO and President Jess Jankowski commented, "We continue to run ahead of last year, and expect 2013FY revenues to be similar to 2012's. Our primary focus remains the rollout of our new initiatives, as success in a single new application offers dramatic and positive movement in our competitive position. We are not a company looking to grow at 10 percent annually. We are taking big swings."

Third Quarter 2013 Financial Highlights

  Revenue for the third quarter was $2.2 million, vs. the $2.1 million reported during the third quarter of 2012.

  The net loss for the quarter was $0.6 million, or a loss of $0.02 per share, compared to a net loss of $0.7 million, or $0.02 per share, for the comparable 2012 quarter.

  The Company finished the quarter with approximately $3.3 million in cash and cash equivalents; the company has no debt.

Nine months ended September 30, 2013 Financial Highlights

  Revenue for the first nine months of 2013 was $7.8 million, up $0.5 million when compared to $7.3 million in the first nine months of 2012.

  The net loss for the nine month period ended June 30, 2013 was $1.6 million, or a loss of $0.06 per share, compared to a net loss of $1.8 million, or $0.08 per share, for the comparable 2012 period.

Jankowski continued, "The markets in both the battery and energy control areas that we are targeting are very well developed and defined. We believe we have a strong value proposition in each, and each fits nicely in our core competency. Continuing to develop a handful of new initiatives on top of continuous improvement in the existing business should put us where we want to be."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Third Quarter 2013 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for October 31, 2013, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 55076665. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 29, 2013. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	September 30, 2013	December 31,
ASSETS	(Unaudited)	2012

Current assets:
Cash and cash equivalents	$ 3,307,104	$ 4,124,234
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on September 30, 2013 and December 31, 2012	988,304	1,031,405
Other receivable	844	27,167
Inventories, net	990,756	1,138,482
Prepaid expenses and other current assets	226,894	240,870
Total current assets	5,543,902	6,592,158

Equipment and leasehold improvements, net	2,629,851	3,027,671
Other assets, net	27,971	29,829
	$ 8,201,724	$ 9,649,658

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	30,052	34,526
Accounts payable	583,424	680,452
Accrued expenses	553,685	484,460
Total current liabilities	1,167,161	1,199,438

Long-term portion of capital lease obligations	18,397	62,755
Long-term deferred rent	633,646	636,628
Asset retirement obligation	158,424	153,967
Total long-term liabilities	810,467	853,350

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,468,162 and 28,458,162 shares issued and outstanding on September 30, 2013 and December 31, 2012, respectively	284,682	284,582
Additional paid-in capital	95,707,861	95,512,065
Accumulated deficit	(89,768,447)	(88,199,777)
Total stockholders' equity	6,224,096	7,596,870
	$ 8,201,724	$ 9,649,658

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Product revenue, net	$ 2,156,844	$ 2,028,529	$ 7,810,058	$ 7,061,504
Other revenue	7,106	72,435	16,356	231,591
Net revenue	2,163,950	2,100,964	7,826,414	7,293,095

Operating expense:
Cost of revenue	1,648,417	1,571,575	5,555,601	5,349,594
Gross profit	515,533	529,389	2,270,813	1,943,501

Research and development expense	375,442	396,503	1,257,263	1,210,168
Selling, general and administrative expense	772,644	789,169	2,590,596	2,546,334
Loss from operations	(632,553)	(656,283)	(1,577,046)	(1,813,001)
Interest income	379	--	1,123	--
Interest expense	(1,623)	(2,056)	(10,748)	(5,093)
Other, net	901	--	18,001	7,199
Loss before provision for income taxes	(632,896)	(658,339)	(1,568,670)	(1,810,895)
Provision for income taxes	--	--	--	--
Net loss	$ (632,896)	$ (658,339)	$ (1,568,670)	$ (1,810,895)

Net loss per share - basic and diluted	$ (0.02)	$ (0.02)	$ (0.06)	$ (0.08)

Weighted average number of basic and diluted common shares outstanding	28,468,162	26,960,880	28,467,686	23,139,731

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Product revenue, net	$ 2,156,844	$ 2,028,529	$ 7,810,058	$ 7,061,504
Other revenue	7,106	72,435	16,356	231,591
Net revenue	2,163,950	2,100,964	7,826,414	7,293,095

Operating expense:
Cost of revenue detail:
Depreciation	180,662	186,661	540,295	585,055
Non-Cash equity compensation	5,648	7,166	20,848	24,549
Other costs of revenue	1,462,107	1,377,748	4,994,458	4,739,990
Cost of revenue	1,648,417	1,571,575	5,555,601	5,349,594
Gross profit	515,533	529,389	2,270,813	1,943,501

Research and development expense detail:
Depreciation	28,604	35,684	93,185	102,034
Non-Cash equity compensation	15,740	18,628	57,910	63,167
Other research and development expense	331,098	342,191	1,106,168	1,044,967
Research and development expense	375,442	396,503	1,257,263	1,210,168

Selling, general and administrative expense detail:
Depreciation and amortization	13,758	21,518	40,602	62,577
Non-Cash equity compensation	21,813	36,881	113,418	134,957
Other selling, general and administrative expense	737,073	730,770	2,436,576	2,348,800
Selling, general and administrative expense	772,644	789,169	2,590,596	2,546,334
Loss from operations	(632,553)	(656,283)	(1,577,046)	(1,813,001)
Interest income	379	--	1,123	--
Interest expense	(1,623)	(2,056)	(10,748)	(5,093)
Other, net	901	--	18,001	7,199
Loss before provision for income taxes	(632,896)	(658,339)	(1,568,670)	(1,810,895)
Provision for income taxes	--	--	--	--
Net loss	$ (632,896)	$ (658,339)	$ (1,568,670)	$ (1,810,895)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,244	2,056	9,625	5,093
Addback Depreciation/Amortization	223,024	243,863	674,082	749,666
Addback Non-Cash Equity Compensation	43,201	62,675	192,176	222,673

Adjusted EBITDA	$ (365,427)	$ (349,745)	$ (692,787)	$ (833,463)
CONTACT: COMPANY CONTACT
         Nancy Baldwin
         Investor Relations
         630-771-6708